EXHIBIT 99.1

Destination Maternity Reports First Quarter Fiscal 2019 Results

- Operating income of $1.6 million versus $1.4 million in prior year period

- Adjusted EBITDA before other charges of $6.7 million versus $7.9 million in prior year period

- Gross Profit Margins Improve to 54.8% from 53.7% in prior year period

- Selling, General and Administrative expenses decline 6.5% from prior year period

MOORESTOWN, N.J., June 12, 2018 — Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced financial results for the first quarter of fiscal 2019 ended May 4, 2019 compared to the first quarter of fiscal 2018 ended May 5, 2018.

Commentary

“We had a challenging start to the year with comparable store sales down 7.2% in the first quarter,” said Dave Helkey, Chief Financial Officer of Destination Maternity. “We were successful in mitigating a significant portion of the impact on the bottom line with a 110 basis point improvement in margins and a 6.5% reduction in SG&A expenses, but know there is more work to be done.

As we look ahead, we are committed to strengthening the underlying fundamentals of the business and driving long term, profitable growth. Due to the recently announced leadership transition, the Board of Directors is conducting a comprehensive review of the Company’s strategic initiatives to ensure that the Company is pursuing an aggressive strategy that will drive real and sizeable change in the business.”

Leadership Changes

In a separate press release issued today, Destination Maternity announced that Marla Ryan, by mutual agreement with the Board, will step down as Chief Executive Officer, effective June 13, 2019. Ms. Ryan will remain with the Company to assist with the transition and will also assume a new role as President of product design, sourcing and merchandising.

The Destination Maternity Board has created an Office of the CEO on an interim basis, which will provide ongoing leadership and oversight of the day-day operations of the Company while a search is conducted for a new CEO. The interim Office of the CEO is comprised of Lisa Gavales, a member of the Board of Directors, Marla Ryan, now President of product design, sourcing and merchandising and Dave Helkey, current CFO and COO. Ms. Gavales will serve as Chair of the Office of the CEO.

First Quarter Fiscal 2019 Financial Results

•

Net income for the first quarter of fiscal 2019 was $0.1 million, or $0.01 per share (diluted), compared to net income of $0.2 million, or $0.02 per share (diluted), for the first quarter of fiscal 2018.

•	Operating income of $1.6 million for the first quarter of fiscal 2019 compared to operating income of $1.4 million in the first quarter of fiscal 2018.

•

Adjusted net income for the first quarter of fiscal 2019 was $0.6 million, or $0.04 per share (diluted), compared to the comparably adjusted net income for the first quarter of fiscal 2018 of $1.0 million, or $0.07 per share (diluted).

•	Adjusted EBITDA before other charges and effect of change in accounting principle decreased to $6.7 million for the first quarter of fiscal 2019 from $7.9 million for the first quarter of fiscal 2018.

•

Net sales for the first quarter of fiscal 2019 decreased 8.7% to $94.2 million from $103.2 million for the first quarter of fiscal 2018. Sales were negatively impacted by the net closure of 32 owned locations and 88 leased lease locations as well as a decrease in comparable sales.

•	Comparable sales for the first quarter of fiscal 2019 decreased 7.2% from the first quarter of fiscal 2018.

•	Gross margin rate for the first quarter of fiscal 2019 was 54.8%, an increase of 110 basis points from the comparable gross margin in the first quarter of fiscal 2018.

•

Selling, general and administrative expenses (“SG&A”) for the first quarter of fiscal 2019 decreased 6.5% to $48.5 million from $51.9 million for the first quarter of fiscal 2018. As a percentage of net sales, SG&A increased 130 basis points to 51.5% vs 50.2% for the first quarter of fiscal 2018.

Other Financial Information

•	Capital expenditures for first quarter fiscal 2019 totaled $2.5 million primarily driven by investments to support key systems projects with minor investments in stores.

•	At May 4, 2019, inventory was $72.1 million, an increase of $5.7 million compared to $66.4 million at May 5, 2018.

Retail Locations

	Three Months Ended
	May 4, 2019	May 5, 2018
Store Openings (1)	1	0
Store Closings (1)	7	3
Period End Retail Location Count (1)
Stores	452	484
Leased Department Locations	546	634

Total Retail Locations	998	1,118

1)     Excludes international franchised locations.

Financial Outlook

With the recently announced leadership transition, the Board is now conducting a comprehensive review of the Company’s strategic initiatives to identify areas to improve and accelerate performance going forward.

For FY 2019, the Company now expects annual Adjusted EBITDA guidance to be in the $13 million to $17 million range.

Conference Call Information

The Company will host a conference call regarding first quarter fiscal 2019 financial results that includes comments on the results from members of our senior management on Thursday, June 13, 2019 at 9:00 a.m. Eastern Time. Management will conduct a question and answer session following its prepared remarks.

Investors and analysts can participate in this conference call by dialing (800) 219-6970 in the United States and Canada or (574) 990-1028 outside of the United States and Canada. The call will also be available on the investors section of the Company’s website at http://investor.destinationmaternity.com. Passcode for the conference call is 1488698.

In the event that you are unable to participate in the call, a replay will be available at 12:00 p.m. Eastern Time on Thursday, June 23, 2019 through 12:00 p.m. Eastern Time on Thursday, June 20, 2019 by calling (855) 859-2056 in the United States and Canada or (404) 537-3406 outside of the United States and Canada. Passcode for the replay is 1488698.

About Destination Maternity

Destination Maternity is the leading designer and omni-channel retailer of maternity apparel in the United States, with the only nationwide chain of maternity apparel specialty stores, as well as a deep and expansive assortment available through multiple online distribution points, including our three brand-specific websites. As of May 4, 2019, we operate 998 retail locations, including 452 stores in the United States, Canada and Puerto Rico, and 546 leased departments located within department stores and baby specialty stores throughout the United States and Canada. We also sell our merchandise on the Internet, primarily through our Motherhood.com, APeaInThePod.com and DestinationMaternity.com websites. We also sell our merchandise through our Canadian website, MotherhoodCanada.ca, through Amazon.com in the United States, and through websites of certain of our retail partners, including Macys.com. Our 452 stores operate under three retail nameplates: Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®. We also operate 546 leased departments within leading retailers such as Macy’s®, buybuy BABY® and Boscov’s®. Generally, we are the exclusive maternity apparel provider in our leased department locations.

Reconciliation of Non-GAAP Financial Measures

This press release and the accompanying financial tables contain non-GAAP financial measures within the meaning of the SEC’s Regulation G, including 1) adjusted net loss, 2) adjusted net loss per share—diluted, 3) Adjusted EBITDA, 4) Adjusted EBITDA before other charges, 5) Adjusted EBITDA margin, and 6) Adjusted EBITDA margin before other charges. In the accompanying financial tables, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company’s management believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. In addition, certain of the Company’s cash and equity incentive compensation plans are based on the Company’s level of achievement of Adjusted EBITDA before other charges. The Company provides these various non-GAAP financial measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the SEC, or in materials incorporated therein by reference.

Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

Contacts

Sloane & Company

Erica Bartsch, 212-446-1875

Ebartsch@sloanepr.com

Alex Kovtun, 212-446-1896

Akovtun@sloanepr.com

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended
	May 4, 2019	May 5, 2018
Net sales	$94,213	$103,227
Cost of goods sold	42,616	47,824

Gross profit	51,597	55,403
Gross margin	54.8%	53.7%
Selling, general and administrative expenses	48,490	51,857
Store closing, asset impairment and asset disposal expenses	869	969
Other charges	662	1,150

Operating income	1,576	1,427
Interest expense, net	1,415	1,157

Income before income taxes	161	270
Income tax provision	31	56

Net income	$130	$214

Net income per share— Basic	$0.01	$0.02

Average shares outstanding— Basic	13,825	13,839

Net income per share— Diluted	$0.01	$0.02

Average shares outstanding— Diluted	13,901	13,963

Reconciliation of Net Income to Adjusted Net Income
Net income, as reported	$130	$214
Other charges	662	1,150
Income tax effect of other charges	(154)	(273)
Deferred tax valuation allowance related to cumulative losses	(30)	(67)

Adjusted net income	$607	$1,024

Adjusted net income per share—diluted	$0.04	$0.07

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	(unaudited)
	May 4, 2019	February 2, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,193	$1,154
Trade receivables, net	8,807	7,945
Inventories	72,133	70,872
Prepaid expenses and other current assets	9,855	9,407

Total current assets	91,988	89,378
Property and equipment, net	50,510	51,483
Operating lease assets	128,065	—
Deferred taxes and other non-current assets	5,232	5,313

Total assets	$275,795	$146,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$26,200	$20,400
Current portion of long-term debt	4,257	4,372
Accounts payable	21,355	21,854
Operating lease liabilities	32,327	—
Accrued expenses and other current liabilities	24,608	31,056

Total current liabilities	108,747	77,682
Long-term debt	22,294	21,784
Operating lease and other non-current liabilities	119,938	19,557

Total liabilities	250,979	119,023

Stockholders’ equity	24,816	27,151

Total liabilities and stockholders’ equity	$275,795	$146,174

Selected Consolidated Balance Sheet Data

(in thousands)

	(unaudited)		(unaudited)
	May 4, 2019	February 2, 2019	May 5, 2018
Cash and cash equivalents	$1,193	$1,154	$2,005
Inventory	72,133	70,872	66,419
Property and equipment, net	50,510	51,483	62,481
Line of credit borrowings	26,200	20,400	15,200
Total debt	52,751	46,556	42,701
Stockholders’ equity	24,816	27,151	41,192

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	May 4, 2019	May 5, 2018
Operating Activities
Net income	$130	$214
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,553	4,050
Stock-based compensation expense	144	328
Loss on impairment of long-lived assets	562	887
Loss on disposal of assets	188	13
Grow NJ award benefit	(643)	(707)
Amortization of deferred financing costs	177	165
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	(862)	(2,197)
Inventories	(1,261)	4,837
Prepaid expenses and other current assets	(448)	(252)
Other non-current assets	6,317	(14)
Decrease in:
Accounts payable, accrued expenses, operating lease and other current liabilities	(4,931)	(9,031)
Operating lease and other non-current liabilities	(7,522)	(752)

Net cash used in operating activities	(4,596)	(2,459)

Investing Activities
Capital expenditures	(2,478)	(1,141)

Net cash used in investing activities	(2,478)	(1,141)

Financing Activities
Decrease in cash overdraft	1,106	(1,980)
Decrease in line of credit borrowings	5,800	7,200
Proceeds from long-term debt	1,802	—
Repayment of long-term debt	(1,562)	(1,151)
Deferred financing costs paid	—	(80)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(33)	(19)

Net cash provided by financing activities	7,113	3,970

Effect of exchange rate changes on cash and cash equivalents	—	—

Net Increase in Cash and Cash Equivalents	39	370
Cash and Cash Equivalents, Beginning of Period	1,154	1,635

Cash and Cash Equivalents, End of Period	$1,193	$2,005

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA(1)

and Adjusted EBITDA Before Other Charges,

and Operating Income Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Other Charges

(in thousands, except percentages)

(unaudited)

	Three Months Ended
	May 4, 2019	May 5, 2018
Net income	$130	$214
Income tax provision	31	56
Interest expense, net	1,415	1,157

Operating income	1,576	1,427
Depreciation and amortization expense	3,553	4,050
Loss on impairment of long-lived assets	562	887
Loss on disposal of assets	188	13
Stock-based compensation expense	144	328

Adjusted EBITDA (1)	6,023	6,705
Other charges	662	1,150

Adjusted EBITDA before other charges	$6,685	$7,855

Net Sales	$94,213	$103,227

Operating income margin (operating income as a percentage of net sales)	1.7%	1.4%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales	6.4%	6.5%
Adjusted EBITDA margin before other charges (adjusted EBITDA before other charges as a percentage of net sales)	7.1%	7.6%

(1)

Adjusted EBITDA represents operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock based compensation expense.